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                                                                    EXHIBIT 12

COMPUTATION OF DEFICIENCY OF COMBINED EARNINGS TO COMBINED FIXED CHARGES

The following computations of the deficiency of combined earnings to combined fixed charges has been based upon the audited Financial Statements of Airplanes Limited and Airplanes U.S. Trust for the five year period ended March 31, 2002.

                                                             YEAR ENDED MARCH 31,
                                                 ---------------------------------------------
                                                 1998      1999     2000     2001      2002
                                                 -------- -------- -------- -------- ---------
                                                                 ($ MILLIONS)
Operating loss before income tax ...........        (170)    (193)    (250)    (353)     (761)
    Add: interest expense ..................         417      442      481      550       616
Earnings                                             247      249      231      197      (145)
Fixed charges:
    Interest expense .......................         417      442      481      550       616
Deficiency of earnings to interest expense .        (170)    (193)    (250)    (353)     (761)
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